RBC Capital Markets®	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-171806

Pricing Supplement Dated April 8, 2011 to the Product Prospectus Supplement ERN-ES-1 Dated January 28, 2011, Prospectus Dated January 28, 2011, and Prospectus Supplement Dated January 28, 2011	$3,500,000 Bullish Enhanced Return Notes Linked to a Basket of 15 Stocks, Due April 12, 2013 Royal Bank of Canada

Royal Bank of Canada is offering the Bullish Enhanced Return Notes (the “Notes”) linked to the performance of an equally weighted Basket consisting of the common equity securities of the following 15 publicly traded companies: Barrick Gold Corporation, Brigham Exploration Company, DuPont Fabros Technology, Inc., Devon Energy Corporation, Eldorado Gold Corporation, Freeport-McMoRan Copper & Gold Inc., Frontier Oil Corporation, Goldcorp Inc., Petrohawk Energy Corporation, lululemon athletica inc., Pharmacyclics, Inc., The PNC Financial Services Group, Inc., Seattle Genetics, Inc., SM Energy Company and SunTrust Banks, Inc.

The CUSIP number for the Notes is 78008K5S8. The Notes provide a 300% leveraged return if the Percentage Change of the Basket is positive, subject to the Maximum Redemption Amount of 132% of the principal amount of the Notes. The Notes do not pay interest, and investors are subject to one-for-one loss of the principal amount of the Notes for any percentage decrease in the value of the Basket between the Pricing Date and the Valuation Date. Any payments on the Notes are subject to our credit risk.

Issue Date: April 14, 2011

Maturity Date: April 12, 2013

The Notes will not be listed on any U.S. securities exchange.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page 1 of the prospectus supplement dated January 28, 2011 and “Additional Risk Factors Specific to the Notes” beginning on page PS-4 of the product prospectus supplement dated January 28, 2011.

The Notes will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Price to public	100.00%	$3,500,000
Underwriting discounts and commissions	2.00%	$ 70,000
Proceeds to Royal Bank of Canada	98.00%	$3,430,000

The price at which you purchase the Notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize.  These costs and profits will reduce the secondary market price, if any secondary market develops, for the Notes.  As a result, you may experience an immediate and substantial decline in the market value of your Notes on the Issue Date.

RBC Capital Markets, LLC, which we refer to as RBCCM, acting as agent for Royal Bank of Canada, received a commission of $20 per $1,000 in principal amount of the Notes and used a portion of that commission to allow selling concessions to other dealers of $20 per $1,000 in principal amount of the Notes. The price of the Notes also included a profit of $6 per $1,000 in principal amount of the Notes earned by Royal Bank of Canada in hedging its exposure under the Notes. The total of the commission received by RBCCM and the hedging profits of Royal Bank of Canada was $26 per $1,000 in principal amount of the Notes.

We may use this pricing supplement in the initial sale of the Notes.  In addition, RBC Capital Markets, LLC, or another of our affiliates may use this pricing supplement in a market-making transaction in the Notes after their initial sale.  Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of 15 Stocks, Due April 12, 2013

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Global Medium-Term Notes, Series E

Underwriter:	RBC Capital Markets, LLC

Reference Asset:
The Notes are linked to the value of an equally weighted basket (the “Basket”) consisting of the common equity securities of the following 15 publicly traded companies (each, a “Reference Stock,” collectively, the “Reference Stocks”). The 15 Reference Stocks, their respective Component Weights and their Initial Prices are indicated in the table below.

Currency:	U.S. Dollars

Minimum Investment:	$1,000 and minimum denominations of $1,000 in excess thereof

Pricing Date:	April 8, 2011

Issue Date:	April 14, 2011

CUSIP:	78008K5S8

Valuation Date:	April 8, 2013

Payment at Maturity (if held to maturity):
If, on the Valuation Date, the Percentage Change is zero or positive, then the investor will receive an amount per $1,000 principal amount per Note equal to the lesser of:

1.Principal Amount + (Principal Amount x Percentage Change x Leverage Factor); and

2.Maximum Redemption Amount

If, on the Valuation Date, the Percentage Change is negative, then the investor will receive a cash payment equal to: Principal Amount + (Principal Amount x Percentage Change)

Percentage Change:
The Percentage Change will equal an amount, expressed as a percentage and rounded to two decimal places, equal to the sum of the Weighted Component Changes for the Reference Stocks. The Weighted Component Change for each Reference Stock will be determined as follows:

	Component Weight x	Final Price - Initial Price Initial Price

Final Price:	The closing price per share of a Reference Stock on the Valuation Date.

Leverage Factor:	300% (subject to the Maximum Redemption Amount)

Maximum Redemption Amount:	132% multiplied by the principal amount

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of 15 Stocks, Due April 12, 2013

The Basket:
	Reference Stock	Bloomberg Ticker	Component Weight	Initial Price (in $)
	Barrick Gold Corporation	ABX	6.667%	54.37
	Brigham Exploration Company	BEXP	6.667%	35.56
	DuPont Fabros Technology, Inc.	DFT	6.667%	23.40
	Devon Energy Corporation	DVN	6.667%	91.40
	Eldorado Gold Corporation	EGO	6.667%	18.05
	Freeport-McMoRan Copper & Gold Inc.	FCX	6.667%	57.23
	Frontier Oil Corporation	FTO	6.667%	29.24
	Goldcorp Inc.	GG	6.667%	54.44
	Petrohawk Energy Corporation	HK	6.667%	24.24
	lululemon athletica inc.	LULU	6.667%	90.28
	Pharmacyclics, Inc.	PCYC	6.667%	6.28
	The PNC Financial Services Group, Inc.	PNC	6.667%	63.23
	Seattle Genetics, Inc.	SGEN	6.667%	15.76
	SM Energy Company	SM	6.667%	74.86
	SunTrust Banks, Inc.	STI	6.667%	29.65

Maturity Date:	April 12, 2013, subject to extension for market and other disruptions, as described in the product prospectus supplement.

Term:	Approximately two (2) years

Principal at Risk:
The Notes are NOT principal protected.  You may lose a substantial portion of your principal amount at maturity if there is a percentage decrease in the value of the Basket between the Pricing Date and the Valuation Date.

Calculation Agent:	RBC Capital Markets, LLC

U.S. Tax Treatment:
By purchasing a Note, each holder agrees (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to treat the Note as a pre-paid cash-settled derivative contract for U.S. federal income tax purposes.  However, the U.S. federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different from that described in the preceding sentence.  Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated January 28, 2011 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to the Notes.

Secondary Market:
RBC Capital Markets, LLC (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issue Date.  The amount that you may receive upon sale of your Notes prior to maturity may be less than the principal amount of your Notes.

Listing:	The Notes will not be listed on any securities exchange.

Clearance and Settlement:
DTC global (including through its indirect participants Euroclear and Clearstream, Luxembourg as described under “Description of Debt Securities—Ownership and Book-Entry Issuance” in the prospectus dated January 28, 2011).

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of 15 Stocks, Due April 12, 2013

Terms Incorporated in the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on pages P-2 and P-3 of this pricing supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement dated January 28, 2011, as modified by this pricing supplement.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of 15 Stocks, Due April 12, 2013

ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the prospectus dated January 28, 2011, as supplemented by the prospectus supplement dated January 28, 2011 and the product prospectus supplement dated January 28, 2011, relating to our Senior Global Medium-Term Notes, Series E, of which these Notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control.  The Notes vary from the terms described in the product prospectus supplement in several important ways.  You should read this pricing supplement carefully.

This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 28, 2011 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated January 28, 2011, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 28, 2011:
http://sec.gov/Archives/edgar/data/1000275/000121465911000309/f127115424b3.htm

Prospectus Supplement dated January 28, 2011:
http://sec.gov/Archives/edgar/data/1000275/000121465911000311/m127114424b3.htm

Product Prospectus Supplement ERN-ES-1 dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000330/b128110424b5.htm

Our Central Index Key, or CIK, on the SEC website is 1000275.  As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of 15 Stocks, Due April 12, 2013

HYPOTHETICAL RETURNS

The examples set out below are included for illustration purposes only. The hypothetical Percentage Changes of the Basket used to illustrate the calculation of the Payment at Maturity are not estimates or forecasts of the Final Price of any Reference Stock. All examples are based upon the Leverage Factor of 300%, the Maximum Redemption Amount of 132% of the principal amount, and assume that a holder purchased Notes with an aggregate principal amount of $1,000 and that no market disruption event occurs on the Valuation Date.

Example 1—	Calculation of the Payment at Maturity where the Percentage Change is positive.

	Percentage Change:	5%

	Payment at Maturity:	$1,000 + ($1,000 x 5% x 300%) = $1,000 + $150 = $1,150

	On a $1,000 investment, a 5% Percentage Change results in a Payment at Maturity of $1,150, a 15% return on the Notes.

Example 2—	Calculation of the Payment at Maturity where the Percentage Change is positive (and the Payment at Maturity is subject to the Maximum Redemption Amount).

	Percentage Change:	47%

	Payment at Maturity:	$1,000 + ($1,000 x 47% x 300%) = $1,000 + $1,410 = $2,410 however, the Maximum Redemption Amount is $1,320.00.

	On a $1,000 investment, a 47% Percentage Change results in a Payment at Maturity of $1,320.00, a 32% return on the Notes.

Example 3—	Calculation of the Payment at Maturity where the Percentage Change is negative.

	Percentage Change:	-20%

	Payment at Maturity:	$1,000 + ($1,000 x -20%) = $1,000 - $200 = $800

	On a $1,000 investment, a -20% Percentage Change results in a Payment at Maturity of $800, a -20% return on the Notes.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of 15 Stocks, Due April 12, 2013

INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS

The issuer of each Reference Stock is registered under the Securities Exchange Act of 1934, as amended (“Exchange Act”). Companies with securities registered under the Exchange Act are required to periodically file financial and other information required by the Securities and Exchange Commission (“SEC”). This information is filed with the SEC and can be inspected and copied by you at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, information filed by the issuers of the Reference Stocks with the SEC electronically is available to the public over the Internet at the SEC’s website at http://www.sec.gov. Information filed with the SEC by the Reference Stock issuers under the Exchange Act can be located by referencing their SEC file numbers. In addition, information about the Reference Stock issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information. We make no representation or warranty as to the accuracy or completeness of any such information.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by any issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

Barrick Gold Corporation

Barrick Gold Corporation is an international gold company with operating mines and development projects in the United States, Canada, South America, Australia, and Africa.

Brigham Exploration Company

Brigham Exploration Company, an independent exploration and production company, applies 3-D seismic imaging and other technologies to explore and develop onshore domestic natural gas and oil resources. The Company's exploration activities are concentrated primarily in the Anadarko Basin, the Gulf Coast, the Williston Basin, and the west Texas region of the United States.

DuPont Fabros Technology, Inc.

DuPont Fabros Technology Inc. is a real estate investment trust and owner, developer, operator and manager of wholesale data centers. The Company's data centers are used primarily by national and international technology companies to house, power and cool the computer servers that support many of their most critical business processes.

Devon Energy Corporation

Devon Energy Corporation is an independent energy company that is involved primarily in oil and gas exploration, development and production, the transportation of oil, gas, and natural gas liquids (“NGLs”) and the processing of natural gas. The Company also has marketing and midstream operations primarily in North America that include gas, crude oil and NGLs.

Eldorado Gold Corporation

Eldorado Gold Corporation acquires, explores, and develops mineral properties. The Company currently has operating gold mines in Brazil, China, Turkey, Greece, and surrounding regions.

Freeport-McMoRan Copper & Gold Inc.

Freeport-McMoRan Copper & Gold Inc., through its subsidiary, is a copper, gold and molybdenum mining company. The Company primarily mines for copper and owns mining interests in Chile and Indonesia. Freeport-McMoRan Copper & Gold, through a subsidiary, is also involved in smelting and refining of copper concentrates.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of 15 Stocks, Due April 12, 2013

Frontier Oil Corporation

Frontier Oil Corporation conducts crude oil refining in the Rocky Mountain region of the United States. The Company sells refined products to a variety of independent retailers, jobbers, and major oil companies.

Goldcorp Inc.

Goldcorp, Inc. is a North American gold producer. The Company has gold mining operations in the United States, Canada, Mexico, Brazil, Argentina, and Australia. Goldcorp owns the Red Lake mine in Ontario.

Petrohawk Energy Corporation

Petrohawk Energy Corporation is an oil and gas company. The Company participates in the exploration and production of natural gas and crude oil. Petrohawk's operations are currently focused in oil and gas producing trends primarily in South Texas, Louisiana, and Central California.

lululemon athletica inc.

Lululemon Athletica Inc designs and retails athletic clothing. The Company produces fitness pants, shorts, tops and jackets for yoga, dance, running, and general fitness.

Pharmacyclics, Inc.

Pharmacyclics, Inc. is a pharmaceutical company developing products to improve upon current therapeutic approaches to cancer, atherosclerosis, and retinal disease. The Company's products are patented agents derived from its technology platform for designing and synthesizing energy-potentiating drugs.

The PNC Financial Services Group, Inc.

PNC Financial Services Group, Inc. is a diversified financial services organization. The Company provides regional banking, wholesale banking, and asset management services nationally and in the Company's primary regional markets.

Seattle Genetics, Inc.

Seattle Genetics, Inc. discovers and develops monoclonal antibody-based drugs to treat cancer and related diseases. The Company's technologies increase the potency and efficacy of monoclonal antibodies with specificity for cancer.

SM Energy Company

SM Energy Company is an independent energy company that explores for and produces natural gas and crude oil. The Company's operations are focused on The ArkLaTex, Gulf Coast, Mid-Continent, Rocky Mountains, and Permian Basin regions.

SunTrust Banks, Inc.

SunTrust Banks, Inc. is a bank holding company. The Company's subsidiary banks operate in Florida, Georgia, Maryland, North Carolina, South Carolina, Tennessee, Virginia, and the District of Columbia. SunTrust provides a wide range of financial services such as credit cards, mortgage banking, insurance, brokerage and capital markets services.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of 15 Stocks, Due April 12, 2013

Historical Information

The graphs below set forth the recent historical performances of each of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end Closing Prices of each Reference Stock. The information provided in each table is for the four calendar quarters of 2008, 2009, and 2010, as well as the first quarter of 2011 and the period from April 1, 2011 through April 8, 2011.

We obtained the information regarding the historical performance of the Reference Stocks in the graphs and tables below from Bloomberg Financial Markets.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets. The historical performance of the Reference Stocks should not be taken as an indication of their future performance or what the value of the notes may be, and no assurance can be given as to the price of any Reference Stock on the Valuation Date. We cannot give you assurance that the performance of any Reference Stock will not result in the loss of all or part of your investment.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of 15 Stocks, Due April 12, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	54.74	41.54	43.45
4/1/2008	6/30/2008	46.20	37.00	45.50
7/1/2008	9/30/2008	52.47	26.03	36.74
10/1/2008	12/31/2008	39.23	17.95	36.77

1/1/2009	3/31/2009	40.90	25.54	32.42
4/1/2009	6/30/2009	38.96	27.09	33.55
7/1/2009	9/30/2009	41.98	30.67	37.90
10/1/2009	12/31/2009	48.02	34.50	39.38

1/1/2010	3/31/2010	42.63	33.65	38.34
4/1/2010	6/30/2010	47.25	38.15	45.41
7/1/2010	9/30/2010	47.55	39.68	46.29
10/1/2010	12/31/2010	55.65	44.87	53.18

1/1/2011	3/31/2011	54.26	45.60	51.91
4/1/2011	4/8/2011	54.89	51.23	54.37

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of 15 Stocks, Due April 12, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	8.16	4.86	6.07
4/1/2008	6/30/2008	18.29	5.76	15.83
7/1/2008	9/30/2008	17.62	10.01	10.99
10/1/2008	12/31/2008	10.85	2.32	3.20

1/1/2009	3/31/2009	4.25	1.05	1.90
4/1/2009	6/30/2009	4.30	1.63	3.49
7/1/2009	9/30/2009	10.61	2.50	9.08
10/1/2009	12/31/2009	14.92	8.00	13.55

1/1/2010	3/31/2010	18.00	12.59	15.95
4/1/2010	6/30/2010	21.15	13.46	15.38
7/1/2010	9/30/2010	19.15	14.19	18.75
10/1/2010	12/31/2010	28.15	18.55	27.24

1/1/2011	3/31/2011	37.85	24.46	37.18
4/1/2011	4/8/2011	37.85	35.16	35.56

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of 15 Stocks, Due April 12, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	20.25	15.36	16.49
4/1/2008	6/30/2008	20.84	15.99	18.64
7/1/2008	9/30/2008	18.79	12.76	15.25
10/1/2008	12/31/2008	14.98	1.54	2.07

1/1/2009	3/31/2009	7.07	2.07	6.88
4/1/2009	6/30/2009	9.91	6.68	9.42
7/1/2009	9/30/2009	14.55	8.27	13.33
10/1/2009	12/31/2009	18.33	13.40	17.99

1/1/2010	3/31/2010	23.43	15.73	21.59
4/1/2010	6/30/2010	28.14	20.41	24.56
7/1/2010	9/30/2010	26.97	22.76	25.15
10/1/2010	12/31/2010	26.10	19.85	21.27

1/1/2011	3/31/2011	24.51	20.45	24.25
4/1/2011	4/8/2011	24.50	23.40	23.40

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of 15 Stocks, Due April 12, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	108.12	74.57	104.33
4/1/2008	6/30/2008	127.16	101.31	120.16
7/1/2008	9/30/2008	127.10	82.13	91.20
10/1/2008	12/31/2008	90.85	54.43	65.71

1/1/2009	3/31/2009	73.01	38.55	44.69
4/1/2009	6/30/2009	67.40	43.35	54.50
7/1/2009	9/30/2009	72.91	48.75	67.33
10/1/2009	12/31/2009	75.05	62.60	73.50

1/1/2010	3/31/2010	76.79	62.39	64.43
4/1/2010	6/30/2010	70.80	58.58	60.92
7/1/2010	9/30/2010	66.20	59.08	64.74
10/1/2010	12/31/2010	78.86	63.77	78.51

1/1/2011	3/31/2011	93.53	76.98	91.77
4/1/2011	4/8/2011	92.67	89.84	91.40

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of 15 Stocks, Due April 12, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	7.78	5.55	6.82
4/1/2008	6/30/2008	8.77	6.41	8.65
7/1/2008	9/30/2008	9.34	5.41	6.26
10/1/2008	12/31/2008	8.21	2.38	7.95

1/1/2009	3/31/2009	9.69	6.44	9.00
4/1/2009	6/30/2009	10.42	7.15	8.95
7/1/2009	9/30/2009	12.27	7.93	11.40
10/1/2009	12/31/2009	14.82	10.43	6.82

1/1/2010	3/31/2010	15.40	11.39	12.08
4/1/2010	6/30/2010	19.07	12.20	17.96
7/1/2010	9/30/2010	20.23	15.22	18.49
10/1/2010	12/31/2010	19.37	16.34	18.57

1/1/2011	3/31/2011	18.70	14.45	16.26
4/1/2011	4/8/2011	18.08	15.84	18.05

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of 15 Stocks, Due April 12, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	53.69	34.55	48.11
4/1/2008	6/30/2008	63.62	46.50	58.60
7/1/2008	9/30/2008	58.54	25.62	28.43
10/1/2008	12/31/2008	28.10	7.85	12.22

1/1/2009	3/31/2009	21.73	10.59	19.06
4/1/2009	6/30/2009	30.78	18.30	25.06
7/1/2009	9/30/2009	36.72	21.60	34.31
10/1/2009	12/31/2009	43.68	31.51	40.15

1/1/2010	3/31/2010	45.28	33.02	41.77
4/1/2010	6/30/2010	44.15	29.12	29.57
7/1/2010	9/30/2010	43.96	28.36	42.70
10/1/2010	12/31/2010	60.39	43.19	60.05

1/1/2011	3/31/2011	61.35	46.25	55.55
4/1/2011	4/8/2011	58.75	54.42	57.23

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of 15 Stocks, Due April 12, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	41.00	25.23	27.26
4/1/2008	6/30/2008	32.99	23.03	23.91
7/1/2008	9/30/2008	24.26	16.50	18.42
10/1/2008	12/31/2008	18.36	7.51	12.63

1/1/2009	3/31/2009	16.84	11.80	12.79
4/1/2009	6/30/2009	18.40	12.09	13.11
7/1/2009	9/30/2009	15.15	12.01	13.92
10/1/2009	12/31/2009	16.54	11.03	12.04

1/1/2010	3/31/2010	14.77	12.11	13.50
4/1/2010	6/30/2010	15.70	12.76	13.45
7/1/2010	9/30/2010	14.12	11.38	13.40
10/1/2010	12/31/2010	18.20	12.93	18.01

1/1/2011	3/31/2011	30.27	17.36	29.32
4/1/2011	4/8/2011	32.33	28.71	29.24

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of 15 Stocks, Due April 12, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	46.30	31.86	38.75
4/1/2008	6/30/2008	47.75	33.83	46.17
7/1/2008	9/30/2008	52.60	24.73	31.63
10/1/2008	12/31/2008	33.84	13.99	31.53

1/1/2009	3/31/2009	35.47	23.03	33.32
4/1/2009	6/30/2009	40.75	26.72	34.75
7/1/2009	9/30/2009	43.32	31.84	40.37
10/1/2009	12/31/2009	46.23	35.47	39.34

1/1/2010	3/31/2010	43.55	32.85	37.22
4/1/2010	6/30/2010	47.40	37.71	43.85
7/1/2010	9/30/2010	45.22	38.07	43.52
10/1/2010	12/31/2010	48.93	41.24	45.98

1/1/2011	3/31/2011	50.80	39.04	49.80
4/1/2011	4/8/2011	54.50	48.96	54.44

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of 15 Stocks, Due April 12, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	20.47	14.33	20.17
4/1/2008	6/30/2008	48.50	19.55	46.31
7/1/2008	9/30/2008	53.41	17.55	21.63
10/1/2008	12/31/2008	21.66	8.50	15.63

1/1/2009	3/31/2009	22.87	14.89	19.23
4/1/2009	6/30/2009	26.90	18.50	22.30
7/1/2009	9/30/2009	25.81	18.01	24.21
10/1/2009	12/31/2009	28.46	20.45	23.99

1/1/2010	3/31/2010	27.36	18.99	20.28
4/1/2010	6/30/2010	23.80	16.55	16.97
7/1/2010	9/30/2010	18.38	14.32	16.14
10/1/2010	12/31/2010	19.93	16.04	18.25

1/1/2011	3/31/2011	24.66	18.08	24.54
4/1/2011	4/8/2011	25.15	23.82	24.24

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of 15 Stocks, Due April 12, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	48.22	21.25	28.43
4/1/2008	6/30/2008	37.33	25.89	29.06
7/1/2008	9/30/2008	30.00	16.65	23.03
10/1/2008	12/31/2008	23.93	6.82	7.93

1/1/2009	3/31/2009	9.20	4.33	8.66
4/1/2009	6/30/2009	15.64	8.88	13.03
7/1/2009	9/30/2009	25.14	11.21	22.75
10/1/2009	12/31/2009	31.20	21.05	30.10

1/1/2010	3/31/2010	42.39	25.75	41.50
4/1/2010	6/30/2010	46.49	35.17	37.22
7/1/2010	9/30/2010	46.57	31.08	44.72
10/1/2010	12/31/2010	74.60	42.54	68.42

1/1/2011	3/31/2011	90.93	65.37	89.05
4/1/2011	4/8/2011	94.98	88.53	90.28

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of 15 Stocks, Due April 12, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	1.65	0.55	0.75
4/1/2008	6/30/2008	1.97	0.65	1.77
7/1/2008	9/30/2008	2.82	1.44	2.02
10/1/2008	12/31/2008	2.20	0.66	0.79

1/1/2009	3/31/2009	1.38	0.57	1.24
4/1/2009	6/30/2009	1.45	1.00	1.34
7/1/2009	9/30/2009	2.41	1.16	1.96
10/1/2009	12/31/2009	3.39	1.71	3.14

1/1/2010	3/31/2010	6.91	3.05	6.24
4/1/2010	6/30/2010	8.59	5.45	6.66
7/1/2010	9/30/2010	8.49	6.25	8.06
10/1/2010	12/31/2010	8.30	5.23	6.08

1/1/2011	3/31/2011	6.53	4.75	5.89
4/1/2011	4/8/2011	6.43	5.84	6.28

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of 15 Stocks, Due April 12, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	71.20	54.83	65.57
4/1/2008	6/30/2008	73.00	55.22	57.10
7/1/2008	9/30/2008	86.49	49.03	74.70
10/1/2008	12/31/2008	79.50	39.10	49.00

1/1/2009	3/31/2009	50.05	16.20	29.29
4/1/2009	6/30/2009	53.21	27.50	38.81
7/1/2009	9/30/2009	48.78	33.07	48.59
10/1/2009	12/31/2009	57.86	43.38	52.79

1/1/2010	3/31/2010	61.79	50.46	59.70
4/1/2010	6/30/2010	70.45	56.30	56.50
7/1/2010	9/30/2010	62.99	49.43	51.91
10/1/2010	12/31/2010	61.79	50.70	60.72

1/1/2011	3/31/2011	65.18	59.68	62.99
4/1/2011	4/8/2011	64.36	62.78	63.23

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of 15 Stocks, Due April 12, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	11.98	7.20	9.10
4/1/2008	6/30/2008	10.80	8.19	8.46
7/1/2008	9/30/2008	13.39	7.80	10.70
10/1/2008	12/31/2008	11.10	6.81	8.94

1/1/2009	3/31/2009	10.77	7.00	9.86
4/1/2009	6/30/2009	10.47	7.91	9.72
7/1/2009	9/30/2009	14.94	8.64	14.03
10/1/2009	12/31/2009	14.01	8.26	10.16

1/1/2010	3/31/2010	12.60	9.24	11.94
4/1/2010	6/30/2010	13.68	10.25	11.99
7/1/2010	9/30/2010	15.68	11.28	15.53
10/1/2010	12/31/2010	18.05	13.70	14.95

1/1/2011	3/31/2011	17.45	13.94	15.57
4/1/2011	4/8/2011	16.43	15.34	15.76

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of 15 Stocks, Due April 12, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	39.95	31.72	38.50
4/1/2008	6/30/2008	65.00	37.73	64.64
7/1/2008	9/30/2008	65.58	32.53	35.65
10/1/2008	12/31/2008	35.81	14.76	20.31

1/1/2009	3/31/2009	24.57	11.22	13.23
4/1/2009	6/30/2009	23.48	12.65	20.87
7/1/2009	9/30/2009	33.62	17.13	32.46
10/1/2009	12/31/2009	38.05	29.83	34.24

1/1/2010	3/31/2010	38.18	30.70	34.81
4/1/2010	6/30/2010	49.13	35.30	40.16
7/1/2010	9/30/2010	44.93	33.82	37.46
10/1/2010	12/31/2010	59.81	37.30	58.93

1/1/2011	3/31/2011	75.00	54.60	74.19
4/1/2011	4/8/2011	78.51	73.74	74.86

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of 15 Stocks, Due April 12, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	70.00	52.95	55.14
4/1/2008	6/30/2008	60.80	32.34	36.22
7/1/2008	9/30/2008	62.75	25.67	44.99
10/1/2008	12/31/2008	57.73	19.77	29.54

1/1/2009	3/31/2009	30.14	6.00	11.74
4/1/2009	6/30/2009	20.86	10.50	16.45
7/1/2009	9/30/2009	24.42	14.50	22.55
10/1/2009	12/31/2009	23.88	18.45	20.29

1/1/2010	3/31/2010	28.39	20.16	26.79
4/1/2010	6/30/2010	32.02	23.20	23.30
7/1/2010	9/30/2010	27.02	21.79	25.83
10/1/2010	12/31/2010	29.81	23.28	29.51

1/1/2011	3/31/2011	33.13	27.38	28.84
4/1/2011	4/8/2011	30.13	29.00	29.65

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC

Bullish Enhanced Return Notes Linked to a Basket of 15 Stocks, Due April 12, 2013

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about April 14, 2011, which is the fourth (4th) business day following the Pricing Date (this settlement cycle being referred to as “T+4”).  See “Supplemental Plan of Distribution” in the prospectus supplement dated January 28, 2011.  For additional information as to the relationship between us and RBC Capital markets, LLC, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus dated January 28, 2011.

Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade the Notes more than three business days prior to the original Issue Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

RBC Capital Markets, LLC